DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

	Filed in the office of	Document Number
	/s/ Ross Miller	20080096519-50
Certificate of Amendment	Ross Miller	Filing Date and Time
(PURSUANT TO NRS 78.385 AND 78.390)	Secretary of State	02/11/2008 2:32 PM
	State of Nevada	Entity Number
C24184-2004

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Tiger Ethanol International Inc.

2. The articles have been amended as follows (provide article numbers, if available):

1. Name of Corporation: TIGER RENEWABLE ENERGY LTD.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 9,895,000 shares for/0 against

4. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):	SECRETARY

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

Nevada Secretary of State AM 78,385 Amend 2003
Revised on 09/28/05

ROSS MILLER Secretary of State 208 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

	Filed in the office of	Document Number
	/s/ Ross Miller	20080096520-82
	Ross Miller	Filing Date and Time
Name Consent or Release	Secretary of State	02/11/2008 2:32 PM
	State of Nevada	Entity Number
C24184-2004

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Name Consent (If name is currently filed in Nevada)

I,                                                       , hereby give consent
current holder of name
to                                                                         to use the name
recipient of name

name being released

Name Release (If name is currently reserved in Nevada)

I,               Claude Pellerin,               hereby give consent
current holder of name
to               United Corporate Services, Inc.        to use the name
recipient of name
TIGER RENEWABLE ENERGY LTD.
name being released

Signed: X
signature of current holder of name

State of Canada
County of Quebec
This document was acknowledged before me on 2008-02-11
date

By NICOLE LAVALLEE
name of person being notarized	signature of notary public